Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Form 10-Q”) of Planet Labs PBC (the “Company”) for the period ended October 31, 2025, William Marshall, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.
the Company’s Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 10, 2025

By: /s/ William Marshall

William Marshall

Chief Executive Officer

(Principal Executive Officer)